Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2011, relating to the consolidated financial statements and consolidated financial statement schedules of PG&E Corporation, and the effectiveness of PG&E Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of PG&E Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

August 4, 2011
San Francisco, California